UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond Ave, Suite 1910 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 260-9900

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President – International Infrastructure Development

On April 4, 2013, C&J Energy Services, Inc. (“C&J” or the “Company”) appointed Mr. James H. Prestidge, Jr. to the new role of President—International Infrastructure Development. Mr. Prestidge comes to C&J with extensive international experience in the oil and gas services industry, and with a proven capability of managing operating and relationship issues in challenging governmental, regulatory and service environments globally. Prior to joining C&J, Mr. Prestidge served at Halliburton Energy Services (“Halliburton”) from January 1981 through his retirement in December 2012. Over the course of his career at Halliburton, Mr. Prestidge served as Vice President-HSE and Service Quality (February 2011 through December 2012) in Houston, Texas where he was responsible for Halliburton’s global health, safety and environment program, as well as quality operations with over 70,000 employees in over 70 countries; Vice President-Asia Pacific Region (January 2010 through January 2011) in Kuala Lumpur, Malaysia where he managed total operations for 12 product service lines and support functions throughout the region; Vice President-Special Projects Iraq Development (January 2009 through December 2009) in Cairo Egypt, where he led negotiations and strategy related to the startup deployment of field operations and infrastructure in Iraq; Vice President-Africa Region (January 2007 through December 2008) in Cairo Egypt where he managed total operations for 12 product service lines and support functions throughout the region; Vice President-Production Enhancement (January 2003 through December 2006) in Houston, Texas where he was responsible for global production enhancement operations, including hydraulic fracturing and coiled tubing services; and Vice President – Southern Region (January 2001 through December 2002) in Houston, Texas. Mr. Prestidge received a B.S. in Mechanical Engineering from Texas A&M University and an Executive M.B.A. from The Wharton School at the University of Pennsylvania.

C&J entered into an Employment Agreement (the “Employment Agreement”) with Mr. Prestidge, dated April 4, 2013 and effective as of April 1, 2013. The Employment Agreement provides that, in addition to his base salary, Mr. Prestidge is eligible to receive annual cash bonus awards and equity-based compensation awards, in each case in an amount determined by the Compensation Committee of the Company’s Board of Directors based on the Company meeting certain financial and non-financial goals and Mr. Prestidge’s contributions in achieving such goals, and consistent with the Company’s executive compensation objectives and policies. Mr. Prestidge is also eligible to participate in the Company’s other employee benefits programs and receive such other perquisites that the Company provides to its executive officers.

As a one-time inducement equity grant, the Company awarded to Mr. Prestidge shares of restricted common stock (“Restricted Stock”) pursuant to the terms and conditions of (i) a Restricted Stock Award Agreement and (ii) the Company’s 2012 Long Term Incentive Plan. The Restricted Stock will vest in equal one-half installments on each of the first and second anniversaries of the date of grant, provided that Mr. Prestidge remains employed on such anniversary dates; and provided, further, that the Restricted Stock will vest in full upon a termination of employment by the Company without “Cause,” as defined in the Employment Agreement and further described below. The form of Restricted Stock Agreement entered into with Mr. Prestidge in connection with this sign-on grant of Restricted Stock was previously filed as Exhibit 4.11 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission (“SEC”) on August 9, 2012, and is incorporated herein by reference.

Mr. Prestidge’s employment is terminable at will by either party. Upon a termination of employment by the Company without “Cause” (as defined in the Employment Agreement), the Company will pay to Mr. Prestidge total severance in an amount equal to one times (1x) his then-existing annualized base salary as of the date on which such termination occurs (the “Severance Payment”) and will cause the accelerated vesting of all non-vested equity awards previously granted to Mr. Prestidge (the “Equity Acceleration”); provided, however, that the Severance Payment will only be paid and the Equity Acceleration shall only occur if (a) Mr. Prestidge has timely executed, delivered and has not revoked in the time provided to do so a release of all claims against the Company, its affiliates and their respective officers, directors, members, managers, agents, representatives and benefit plans (and the fiduciaries and trustees of such plans), and (b) Mr. Prestidge has not violated any material obligations under the Employment Agreement.

The Employment Agreement includes certain representations and standard restrictive covenants that prohibit Mr. Prestidge from, among other things, disclosing confidential information and engaging in competitive activity with or soliciting the Company’s customers or employees during the period of Mr. Prestidge’s employment or within two years following any termination of his employment.

Mr. Prestidge does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Mr. Prestidge and any other person pursuant to which Mr. Prestidge was appointed as the President—International Infrastructure Development of the Company. There are no transactions in which Mr. Prestidge had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Change in Directors

On April 4, 2013, Mr. James P. Benson, one of the members of the Company’s Board of Directors, informed the Board that he would not stand for re-election as a director at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) for personal reasons. Mr. Benson’s decision was not the result of any disagreement with the Company or the Board. The Nominating & Governance Committee of the Board proposed, and the Board approved, Ms. Adrianna Ma to replace the director position vacated by Mr. Benson, subject to election at the Annual Meeting. Ms. Ma is included in the slate of nominees for election as directors listed in the Company’s proxy statement filed with the SEC on April 8, 2013. Ms. Ma is a Managing Director at General Atlantic (“GA”), where she is currently leading GA’s global Business Services sector team, including energy and agriculture, retail, telecom, manufacturing and education.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Date: April 8, 2013	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President, General Counsel and Corporate Secretary